EXHIBIT 99.1

DTS Reports First Quarter 2015 Financial Results

Progress Continues on Key Strategic Initiatives

CALABASAS, Calif., May 11, 2015 (GLOBE NEWSWIRE) -- DTS, Inc. (Nasdaq:DTSI), a leader in high-definition audio solutions and audio enhancement technologies, today announced financial results for the first quarter ended March 31, 2015.

"We had a good start to the year and made important strategic progress during the first quarter. We added Spotify to the Play-Fi® ecosystem, partnered with Primetime Solutions, a premium streaming service provider in Thailand, to deliver Headphone:X™ technology to their customer base, and supported the launch of DTS technologies on the Tmall Box, the OTT service run by Alibaba," said Jon Kirchner, chairman and CEO of DTS, Inc. "We also introduced our new object-based audio codec, DTS:X™, which is designed to support more immersive entertainment experiences and extend into the virtual reality space. Taken together, these achievements support our progress in elevating the DTS brand across many forms of entertainment delivery -- from cinema, to the home, to mobile. We are excited by the significant opportunities ahead and remain focused on continuing to execute against our strategic plan to deliver a personalized and compelling experience across the entertainment value chain."

Financial Comparison
	Q1 2015	Q1 2014
Revenue	$33.9 million	$36.8 million
Year-over-Year Growth Rate	(8%)

GAAP Net Income	$1.1 million	$14.3 million
GAAP Earnings Per Share*	$0.06	$0.81**

Non-GAAP Operating Margin	21%	24%
Non-GAAP Net Income	$5.0 million	$6.3 million
Non-GAAP Earnings Per Share*	$0.27	$0.36
*Earnings per diluted share net of tax
**Note: Q1 2014 GAAP results include a $12.2 million net income tax benefit related to discrete item adjustments

Other GAAP Results
	Q1 2015	Amount Per Diluted Share*
Stock-Based Compensation	$2.9 million	$0.11
Amortization of Intangibles	$2.6 million	$0.10
*Amount per diluted share net of 30% tax rate

DTS closed the quarter with cash and investments totaling $104.8 million.

The GAAP and non-GAAP reconciling items for the quarters ended March 31, 2015 and 2014 can be found in the "Non-GAAP Financial Metrics" schedule attached to this press release and on the investor relations portion of the Company's website at www.dts.com.

Business Outlook

The Company continues to expect 2015 revenue in the range of $148 to $155 million with growth more heavily weighted toward the back half of the year and to primarily come from the network-connected markets, specifically connected TVs, mobile devices, and Play-Fi enabled devices. Network-connected markets are expected to represent more than 50% of total revenue in 2015.

The Company expects non-GAAP operating margins in the range of 26% to 30% and non-GAAP diluted EPS in the range of $1.65 to $1.75. On a GAAP basis, the Company expects operating margins in the range of 13% to 15% and diluted EPS in the range of $0.80 to $0.90.

This outlook is based on a number of assumptions that the Company believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company's filings with the Securities and Exchange Commission.

Use of Non-GAAP Financial Information

Included within this press release are non-GAAP financial measures that supplement the Company's Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP by excluding charges and the related income tax effect for stock-based compensation, the amortization of intangible assets, and certain acquisition, integration and restructuring-related costs. Over the past several years, the Company's GAAP tax rate has varied substantially primarily as a result of cumulative pre-tax losses in the US, which required the Company to record a valuation allowance against all US federal deferred tax assets in 2012. In the first quarter of 2014, the Company effected an international restructuring which involved the transfer of the economic rights of certain foreign intellectual property. As a result of this tax planning strategy, sufficient evidence of US taxable income was demonstrated and the valuation allowance was reversed in the fourth quarter of 2013, and a $12.2 million discrete benefit was recognized in the first quarter of 2014. With the Company's global entity structure now fully operational, management believes the appropriate measure for its first quarter 2015 results is to use its estimated annual effective tax rate before discrete items – approximately 30%. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate DTS' financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures.

Conference Call Information for May 11, 2015

DTS will host a conference call and live webcast at 1:30 p.m. Pacific Time to discuss the first quarter ended March 31, 2015 results. To access the conference call, dial 1-888-401-4668 or 1-719-325-2454 (outside the U.S. and Canada). A live webcast of the call will be available from the Investor Relations section of the Company's corporate website at www.dts.com and via replay beginning two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 4:30 p.m. Pacific Time, May 11, 2015 through 11:59 p.m. Pacific Time, May 18, 2015, by dialing 1-888-203-1112 or 1-719-457- 0820 (outside the U.S. and Canada) and entering pass code 1737008.

About DTS, Inc.

Since 1993, DTS, Inc. (Nasdaq:DTSI) has been dedicated to making the world sound better. Through its pioneering audio solutions for mobile devices, home theater systems, cinemas and beyond, DTS provides incredibly high-quality, immersive and engaging audio experiences to listeners everywhere. DTS technology is integrated in more than two billion devices globally, and the world's leading video and music streaming services are increasingly choosing DTS to deliver premium sound to their listeners' network-connected devices. For more information, please visit www.dts.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS' results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "intends," "strategy," "opportunity," "anticipates" and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions, financial or operating performance, or future effective tax rates, including statements regarding overall profitability in 2015; any statements regarding anticipated growth in the network-connected markets and in the Blu-ray, automotive and home AV markets; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, our ability to penetrate the on-line and mobile content delivery market and adapt our technologies for that market, the continued decline in optical disc-based product sales, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company's inclusion in or exclusion from governmental and industry standards, continued customer acceptance of the Company's technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio, success of the Company's research and development efforts, risks related to integrating acquisitions, greater than expected costs, the departure of key employees, negative trends in the general economy, continued weakness in the global financial markets and decreases in consumer confidence, a loss of one or more of our key customers or licensees, changes in domestic and international market and political conditions, unanticipated changes in our tax provisions and other risks and uncertainties more fully described in DTS' public filings with the Securities and Exchange Commission, including DTS' most recent Forms 10-K and 10-Q, available at www.sec.gov. Readers are urged not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. DTS does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

DTS-I

DTS, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	As of	As of
	March 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 74,475	$ 99,435
Short-term investments	26,693	--
Accounts receivable, net	7,540	12,364
Deferred income taxes	12,071	12,095
Prepaid expenses and other current assets	4,013	5,892
Income taxes receivable	3,362	3,925
Total current assets	128,154	133,711
Property and equipment, net	27,259	27,089
Intangible assets, net	46,174	48,543
Goodwill	50,356	50,356
Deferred income taxes	27,415	26,176
Long-term investments	3,643	--
Other long-term assets	2,676	2,395
Total assets	$ 285,677	$ 288,270

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 2,490	$ 4,492
Accrued expenses	12,714	16,761
Deferred revenue	7,963	10,827
Income taxes payable	172	294
Current portion of long-term debt	6,250	5,000
Total current liabilities	29,589	37,374
Long-term debt	18,750	20,000
Other long-term liabilities	11,364	11,993

Stockholders' equity:
Preferred stock	--	--
Common stock	3	3
Additional paid-in capital	247,167	241,053
Treasury stock, at cost	(92,184)	(92,184)
Accumulated other comprehensive income	711	808
Retained earnings	70,277	69,223
Total stockholders' equity	225,974	218,903
Total liabilities and stockholders' equity	$ 285,677	$ 288,270

DTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	For the Three Months Ended
	March 31,
	2015	2014
	(Unaudited)

Revenue	$ 33,937	$ 36,835
Cost of revenue	2,784	2,331
Gross profit	31,153	34,504
Operating expenses:
Selling, general and administrative	19,783	22,605
Research and development	9,628	8,823
Total operating expenses	29,411	31,428
Operating income	1,742	3,076
Interest and other expense, net	(161)	(214)
Income before income taxes	1,581	2,862
Provision (benefit) for income taxes	527	(11,449)
Net income	$ 1,054	$ 14,311

Net income per common share:
Basic	$ 0.06	$ 0.83
Diluted	$ 0.06	$ 0.81

Weighted average shares outstanding:
Basic	17,461	17,284
Diluted	18,235	17,571

DTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
Cash flows from operating activities:
Net income	$ 1,054	$ 14,311
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,581	3,633
Stock-based compensation charges	2,898	2,469
Deferred income taxes	(891)	(13,779)
Tax shortfalls from stock-based awards	--	(269)
Excess tax benefits from stock-based awards	(891)	(2)
Other	91	149
Changes in operating assets and liabilities:
Accounts receivable	4,699	(5,300)
Prepaid expenses and other assets	1,916	1,619
Accounts payable, accrued expenses and other liabilities	(6,258)	(465)
Deferred revenue	(2,864)	(2,296)
Income taxes receivable/payable	782	38
Net cash provided by operating activities	$ 4,117	$ 108
Cash flows from investing activities:
Purchases of available-for-sale investments	(30,345)	(3)
Purchases of property and equipment	(1,033)	(200)
Purchases of intangible assets	(1,087)	(148)
Other investing activities	(300)	--
Net cash used in investing activities	$ (32,765)	$ (351)
Cash flows from financing activities:
Proceeds from the issuance of common stock under stock-based compensation plans	4,239	186
Cash paid for shares withheld for taxes	(1,442)	(666)
Excess tax benefits from stock-based awards	891	2
Purchases of treasury stock	--	(7,495)
Net cash provided by (used in) financing activities	$ 3,688	$ (7,973)
Net change in cash and cash equivalents	(24,960)	(8,216)
Cash and cash equivalents, beginning of period	99,435	66,025
Cash and cash equivalents, end of period	$ 74,475	$ 57,809

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company's GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	For the Three Months Ended
	March 31,
	2015	2014
Cost of revenue:
GAAP cost of revenue	$ 2,784	$ 2,331
Amortization of intangible assets	2,368	2,143
Non-GAAP cost of revenue	$ 416	$ 188

Selling, general and administrative:
GAAP selling, general and administrative	$ 19,783	$ 22,605
Amortization of intangible assets	265	214
Stock-based compensation	2,137	1,798
Realignment costs	--	785
Non-GAAP selling, general and administrative	$ 17,381	$ 19,808

Research and development:
GAAP research and development	$ 9,628	$ 8,823
Stock-based compensation	761	671
Realignment costs	--	333
Non-GAAP research and development	$ 8,867	$ 7,819

Operating income:
GAAP operating income	$ 1,742	$ 3,076
Amortization of intangible assets	2,633	2,357
Stock-based compensation	2,898	2,469
Realignment costs	--	1,118
Non-GAAP operating income	$ 7,273	$ 9,020
Non-GAAP operating income as a % of revenue	21%	24%

Net income:
GAAP net income	$ 1,054	$ 14,311
Amortization of intangible assets	2,633	2,357
Stock-based compensation	2,898	2,469
Realignment costs	--	1,118
Adjustment for income taxes	(1,607)	(13,933)
Non-GAAP net income	$ 4,978	$ 6,322

Non-GAAP diluted income per common share	$ 0.27	$ 0.36

Non-GAAP weighted average diluted shares outstanding	18,235	17,571

Non-GAAP Financial Targets

The following tables show the Company's fiscal year 2015 GAAP guidance reconciled to non-GAAP financial targets.

	Fiscal Year 2015
	Low	High

Operating income as a % of revenue:

GAAP operating income as a % of revenue	13%	15%
Amortization of intangible assets	6%	7%
Stock-based compensation	7%	8%
Non-GAAP operating income as a % of revenue	26%	30%

Net income per diluted share:

GAAP net income per diluted share	$ 0.80	$ 0.90
Amortization of intangible assets	0.56	0.58
Stock-based compensation	0.65	0.69
Adjustment for income taxes	(0.36)	(0.42)
Non-GAAP net income per diluted share	$ 1.65	$ 1.75

Weighted average shares used to compute Non-GAAP net income per diluted share (millions)	18.0	18.0

CONTACT: Investor Contact
         DTS, Inc.
         Geri Weinfeld
         Director, Investor Relations
         geri.weinfeld@dts.com
         (818) 436-1231